                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Cabot Oil & Gas Corporation
                (Name of Registrant as Specified in Its Charter)

                         Lisa A. Machesney, Secretary
                         Cabot Oil & Gas Corporation
                             15375 Memorial Drive
                            Houston, TX 77210-4544
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                        {CABOT OIL & GAS CORPORATION}



                                                                  April 15, 1994





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Oil & Gas Corporation to be held on Friday, May 20, 1994 at 10:00 a.m. at the Ritz-Carlton, Houston, Texas.

         Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                                Sincerely,

                                                /s/  JOHN H. LOLLAR
                                                ---------------------------

                                                JOHN H. LOLLAR
                                                Chairman of the Board,
                                                Chief Executive Officer and
                                                President

                          CABOT OIL & GAS CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1994


         The Annual Meeting of Stockholders of Cabot Oil & Gas Corporation (the "Company"), a Delaware corporation, will be held in The Colonnade Salon, The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas 77027, on Friday, May 20, 1994 at 10:00 a.m., for the following purposes:

                 1. To elect three persons to the Board of Directors of the Company.

                 2. To adopt the 1994 Long-Term Incentive Plan and to approve performance criteria adopted thereunder.

                 3.   To adopt the 1994 Nonemployee Director Stock Option Plan.

                 4. To ratify the appointment of the firm of Coopers & Lybrand, independent certified public accountants, as auditors of the Company for its 1994 fiscal year.

                 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record at the close of business on March 21, 1994, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

         Stockholders who do not expect to be present at the Annual Meeting are urged to complete, date, sign and return the accompanying proxy in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. You may still vote in person if you do attend the Annual Meeting.

         It is important that your shares be voted at the Annual Meeting. Please exercise your right to vote and return a completed form of proxy at your earliest convenience.


                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/  LISA A. MACHESNEY
                                             ----------------------------------

                                             LISA A. MACHESNEY
                                             Secretary


Houston, Texas
April 15, 1994

                          CABOT OIL & GAS CORPORATION
                              15375 Memorial Drive
                              Houston, Texas 77079

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1994


                              GENERAL INFORMATION


         Your proxy in the form enclosed is solicited on behalf of the Board of Directors of Cabot Oil & Gas Corporation (the "Company") for the 1994 Annual Meeting of Stockholders or any adjournment thereof (the "Annual Meeting"). You may revoke it at any time prior to its use by a written communication to Ms. Lisa A. Machesney, Secretary of the Company, or by a duly executed proxy bearing a later date.

         Stockholders attending the Annual Meeting may vote their shares in person even though they have already executed a proxy. Properly executed proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment thereof. Proxies on which no voting instructions are indicated will be voted for the election of the nominees for directors, for adoption of the 1994 Long-Term Incentive Plan, for adoption of the 1994 Nonemployee Director Stock Option Plan, for ratification of the appointment of Coopers & Lybrand, independent certified public accountants, as auditors of the Company for its 1994 fiscal year and in the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

         Only stockholders of record as of the close of business on March 21, 1994, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 20,585,013 shares of Class A Common Stock, par value $.10 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. There is no provision for cumulative voting. A quorum for the consideration of business at the Annual Meeting consists of a majority of all outstanding shares of Common Stock entitled to vote at the Annual Meeting.
         In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Abstentions from proposals are treated as votes against the particular proposal. Broker non-votes on proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.


                                  PROPOSAL I.
                             ELECTION OF DIRECTORS

         At the Annual Meeting, Henry O. Boswell, William R. Esler and Charles
P. Siess, Jr. will be nominated for election to the class of directors whose term expires in 1997. Messrs. Boswell, Esler and Siess are currently directors of the Company whose terms expire at the Annual Meeting. Mr. Boswell was elected to the Board of Directors on July 29, 1991 by the Board of Directors. Mr. Esler was elected to the Board of Directors on July 22, 1992 by the Board of Directors. Mr. Siess was appointed to the Board of Directors as of December 14, 1989 in the Company's Certificate of Incorporation. Mr. Philip J. Burguieres, a member of the Board of Directors since May 20, 1993, resigned effective March 6, 1994, for personal reasons.

         It is the intention of the persons named in the enclosed form of proxy to vote such proxies for the election of the nominees listed herein. The Board of Directors expects that each of the three nominees will be available for election but, in the event that any of the nominees are not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, in the event no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than the number of nominees set forth below.

CERTAIN INFORMATION REGARDING NOMINEES AND DIRECTORS

         Set forth below, as of March 1, 1994, for each director that will continue to serve after the Annual Meeting and for each nominee for election as a director of the Company, is information regarding his age, position(s) with the Company, membership on committees of the Board of Directors, the period during which he has served as a director and term of office, any family relationship with any other director or executive officer of the Company, his business experience during the past five years, and other directorships currently held by him.

    SAMUEL W. BODMAN
    Age:  55
    Committee Membership:  Compensation, Nominations
    Director Since:  1989
    Term of Office Expires:  1996
    Business Experience:
        Cabot Corporation:
             Chairman of the Board - October 1988 to present
             President - February 1991 to present,
                         January 1987 to October 1988
             Chief Executive Officer - February 1988 to present
    Other Directorships:
        Cabot Corporation
        American Oil and Gas Corporation
        John Hancock Mutual Life Insurance Company
        Westvaco Corporation


    HENRY O. BOSWELL
    Age:  64
    Committee Membership:  Audit, Compensation
    Director Since:  1991
    Term of Office Expires:  1994 (Nominee for Election)
    Business Experience:
        Amoco Production Company
           Retired President - 1983 to October 1987
        Amoco Corporation
           Director - 1983 to October 1987
        Amoco Canada Petroleum Ltd.
           Chairman of the Board - 1983 to October 1987
    Other Directorships:
        ServiceMaster Management Corporation
        ServiceMaster Consumer Services, Inc.
        Rowan Companies, Inc.

    JOHN G.L. CABOT
    Age:  59
    Committee Memberships: Nominations, Safety and Environmental Affairs Director Since: 1989
    Term of Office Expires:  1995
    Business Experience:
        Cabot Corporation:
           Chief Financial Officer - October 1992 to present
           Vice Chairman of the Board - October 1988 to present
           Executive Vice President - January 1985 to October 1988
    Other Directorships:
        Cabot Corporation
        Eaton Vance Corp.


    WILLIAM R. ESLER
    Age:  67
    Committee Membership:  Audit, Safety and Environmental Affairs
    Director Since:  1992
    Term of Office Expires:  1994 (Nominee for Election)
    Business Experience:
        Southwestern Public Service Company
           Retired - March 1991
           Chairman of the Board and Chief Executive Officer - July 1989 to
              March 1991
           President and Chief Executive Officer - January 1989 to
              July 1989
           President and Chief Operating Officer - 1985 to July 1989 Director -
              1985 to 1992
        Utility Engineering Corporation
           Chairman of the Board - 1989 to 1991


    WILLIAM H. KNOELL
    Age:  69
    Committee Membership: Audit, Safety and Environmental Affairs Director Since: 1990
    Term of Office Expires:  1995
    Business Experience:
        Cyclops Industries, Inc.
           Retired - September 1989
           President - 1972 to September 1989
           Chief Executive Officer - 1973 to September 1989
           Chairman of the Board - 1987 to September 1989
    Other Directorships:
        DQE
        Duquesne Light Company

    JOHN H. LOLLAR
    Age:  55
    Director Since:  1992
    Term of Office Expires:  1996
    Business Experience:
        Cabot Oil & Gas Corporation
           Chairman of the Board and
           Chief Executive Officer - January 1993 to present
           President and Chief Operating Officer - October 1992 to present Transco Exploration and Production Company
           President and Chief Operating Officer - 1982 to 1992


    CARL M. MUELLER
    Age:  73
    Committee Membership: Compensation, Safety and Environmental Affairs Director Since: 1990
    Term of Office Expires: 1996
    Business Experience:
        Bankers Trust New York Corporation and Bankers Trust Company
           Retired - June 1985
           Vice Chairman of the Board - 1977 to June 1985
    Other Directorships:
        Teltrend, Inc.
        AEA Investors, Inc.
        BT Capital Corporation
        PLI Investors Inc.


    C. WAYNE NANCE
    Age:  62
    Committee Memberships:  Compensation, Nominations
    Director Since:  1992
    Term of Office Expires:  1995
    Business Experience:
        C. Wayne Nance & Associates, Inc. (petroleum consulting and investments) President - July 1989 to present
        The Mitchell Group
           Senior Vice President - July 1989 to Present
        Tenneco Oil Company
           Retired - July 1989
           President - March 1987 to July 1989
    Other Directorships:
        Matador Petroleum Corporation
        D.I. Industries Inc.

    CHARLES P. SIESS, JR.
    Age:  67
    Committee Memberships:  Audit, Safety and Environmental Affairs
    Director Since: 1989
    Term of Office Expires: 1994 (Nominee for Election)
    Business Experience:
        Bridas S.A.P.I.C. Oil Exploration
           Consultant - October 1993 to present
           Acting General Manager - February 1993 to October 1993
        Cabot Oil & Gas Corporation
           Retired - December 1992
           Chairman of the Board and Chief Executive Officer - December 1989 to
              December 1992
           President and Chief Operating Officer - February 1992 to October 1992 Other Directorships:
        Cabot Corporation
        CAMCO, Inc.
        Rowan Companies, Inc.


INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors held seven meetings during the year ended December 31, 1993. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominations Committee and the Safety and Environmental Affairs Committee. Membership on each committee is listed above. All standing committees are composed entirely of nonemployee directors.

        The Audit Committee annually recommends the independent public accountants to be appointed by the Board of Directors as auditor of the Company and its subsidiaries; the committee also reviews the arrangements for and the results of the auditor's examination of the Company's books and records, internal accounting control procedures, and the activities and recommendations of the Company's internal auditors. It reports to the Board of Directors on Audit Committee activities and makes such investigations as it deems appropriate. The Audit Committee held three meetings during 1993.

        The Compensation Committee determines the salaries, bonuses and other remuneration of the Company's officers who are also directors, reviews and approves the salaries, bonuses and other remuneration of all other executive officers, and determines the aggregate amount of bonuses and other incentives to be paid pursuant to the Company's incentive compensation program. It administers the Company's Annual Target Cash Incentive Plan, Incentive Stock Option Plan and supplemental retirement plans, including the adoption of the rules and regulations therefor and the determination of awards. It will also administer the 1994 Long-Term Incentive Plan, upon stockholder approval. See Proposal II. Approval of 1994 Long-Term Incentive Plan below. It also makes recommendations to the Board of Directors with respect to the Company's compensation policy. The Compensation Committee held eight meetings during 1993.

        The Nominations Committee considers and proposes nominees for membership on the Board of Directors, including nominations made by stockholders, reviews the composition of the Board of Directors and makes recommendations to the Board of Directors concerning corporate governance. Any stockholder desiring to make a nomination to the Board of Directors should submit such nomination for consideration by the Nominations Committee, including such nominee's qualifications, to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079. The Nominations Committee held one meeting during 1993.

        The Safety and Environmental Affairs Committee reviews the Company's safety and environmental management programs and major hazard analyses. It also reviews the nature of and extent of Company spending from time to time for safety and environmental compliance. It further consults with outside and internal advisors of the Company regarding the management of the Company's safety and environmental programs. The Safety and Environmental Affairs Committee held two meetings during 1993.

        All directors attended 75% or more of the meetings of the Board of Directors and of the committees held while they were members during 1993.

DIRECTOR'S COMPENSATION

        Directors who are not employees of the Company were compensated during 1993 by the payment quarterly of a cash fee of $3,000, plus $1,000 for attendance by them at each Board meeting and $500 for attendance at each
meeting of a committee of which they are a member.   Committee chairmen
received an additional fee of $250 per quarter. Directors are further compensated $500 for attendance at business meetings when so requested by the Chairman of the Board of Directors.

        Nonemployee directors also received nondiscretionary automatic grants of nonqualified options to purchase 10,000 shares of the Common Stock at a price equal to 100% of the fair market value on the date first elected to the Board of Directors under the 1990 Nonemployee Director Stock Option Plan. Messrs. Bodman, Cabot and Siess (nonemployee directors who did not receive an option under the 1990 Nonemployee Director Stock Option Plan) each received a nondiscretionary automatic grant of nonqualified options to purchase 10,000 shares of Common Stock under the 1994 Nonemployee Director Stock Option Plan, subject to stockholder approval of the plan, on December 17, 1993, the date the plan was approved by the Board of Directors, at a price of $20.125 per share. Beginning with the Annual Meeting and subject to stockholder approval of the 1994 Nonemployee Director Stock Option Plan, nonemployee directors will also receive a nondiscretionary automatic grant of a nonqualified option to purchase an additional 5,000 shares of Common Stock upon reelection to a new term of office. See Proposal III. Approval of 1994 Nonemployee Director Stock Option Plan below. Directors who are employees of the Company receive no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and committee meetings.

                                  PROPOSAL II.
                   APPROVAL OF 1994 LONG-TERM INCENTIVE PLAN

        The Board of Directors has adopted, subject to stockholder approval, the 1994 Long-Term Incentive Plan of Cabot Oil & Gas Corporation (the "1994 Incentive Plan"). A copy of the 1994 Incentive Plan is attached hereto as Exhibit A and is incorporated herein by reference. The 1994 Incentive Plan is intended as an incentive to retain key executives and other selected employees of the Company and to reward them for making contributions to the success of the Company.

        Pursuant to the 1994 Incentive Plan, employees of the Company, including officers and directors who are employees, will be eligible to receive awards consisting of (i) stock options, (ii) stock appreciation rights, (iii) restricted or nonrestricted stock awards, (iv) cash awards or (v) any combination of the foregoing. An aggregate of 1,500,000 shares of Common Stock have been reserved for issuance pursuant to the 1994 Incentive Plan. The Company's Incentive Stock Option Plan (the "Incentive Plan"), adopted in January 1990 in connection with the Company's initial public offering, provides for options with respect to a total of 1,000,000 shares of Common Stock. As of December 31, 1993, options to purchase a total of 597,525 shares were outstanding under the Incentive Plan, and 123,835 shares had been issued upon exercise of options granted under the Incentive Plan.

        The 1994 Incentive Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1994 Incentive Plan, the Compensation Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. In addition, the Compensation Committee has the power to interpret the 1994 Incentive Plan, to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the 1994 Incentive Plan, to extend the exercisability of awards, to accelerate the vesting or exercisability of awards, to eliminate or make less restrictive any restrictions of awards, to waive any restrictions or other provisions of awards of the 1994 Incentive Plan or to otherwise amend or modify awards. The Compensation Committee may also provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award.

        Options are rights to purchase a specified number of shares of Common Stock at a price fixed at the time the option is granted. Options granted pursuant to the 1994 Incentive Plan will become exercisable on such date or dates as may be established by the Compensation Committee and may either be incentive stock options within the meaning of Section 422 of the Internal Revenue Code or non-qualified stock options. The exercise price of options granted under the Incentive Plan will be an amount not less than the fair market value of the Common Stock at the time of grant (or, if greater, the par value thereof). The 1994 Incentive Plan provides that stock options will never be repriced or reissued at a different exercise price in exchange for existing options. The exercise price must be paid in full in cash at the time an option is exercised or, if permitted by the Compensation Committee, by means of tendering Common Stock or surrendering another award. For purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code, in any calendar year no participant may be granted stock options to purchase or stock appreciation rights for more than 15% of the total number of shares initially available for award under the 1994 Incentive Plan.

        Stock appreciation rights are rights to receive, without payment to the Company, cash or shares of Common Stock with a value determined by reference to the difference between the exercise or "strike" price of the stock appreciation right and the fair market value or other specified valuation of the Common Stock at the time of exercise. A stock award is an award of shares of Common Stock or units denominated in shares of Common Stock that may be subject to conditions established by the Compensation Committee and may include a restriction against transfer as well as a repurchase option exercisable by the Company upon the occurrence of conditions fixed by the Compensation Committee. During any period of restriction, the employee may have the right to vote and receive dividends on the shares covered by the restricted stock awards. A cash award may be denominated in cash with the amount of payment subject to future service and other restrictions and conditions as may be established by the Compensation Committee, including continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measures of performance.

        Unless otherwise determined by the Compensation Committee, awards under the 1994 Incentive Plan that constitute derivative securities are not transferable except by will and by the laws of descent and distribution or
pursuant to a qualified domestic relations order.   The 1994 Incentive Plan
allows for the satisfaction of a participant's tax withholding in respect of an award by the withholding of shares of Common Stock issuable pursuant to the award or the delivery by the participant of previously owned shares of Common Stock, in either case valued at the fair market value thereof. On April 5, 1994, the last reported sales price of the Common Stock on the New York Stock Exchange was $19.25 per share.

        The Compensation Committee has adopted performance share provisions under the 1994 Incentive Plan pursuant to which the Compensation Committee may, subject to stockholder approval, grant awards of performance shares (a form of stock award under the 1994 Incentive Plan). Each grant of performance shares has a three-year performance period, which runs from July 1 of the initial year of the performance period to June 30 of the third succeeding year. Grants of performance shares may be made prior to the commencement of the relevant performance period to members of the executive management group of the Company selected by the Compensation Committee. Currently, there are approximately eight individuals who would qualify for performance share awards. No participant may be granted more than 25,000 performance shares for any given performance period.

        Each performance share represents the right to receive, after the end of the performance period, from 0 to 150% of a share of Common Stock, based on the Company's performance. The performance criteria that determines the number of shares of Common Stock of the Company issued per performance share is the relative total shareholder return on the Company's Common Stock as compared to the total shareholder return on the common equity of each company in a comparator group. For this purpose, total shareholder return is expressed as a percentage equal to common stock price appreciation as averaged for the first and last month of the performance period plus dividends (on a cumulative reinvested basis). The comparator group consists of Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources, Inc. (Meridian Oil), Devon Energy Corporation, Enron Oil & Gas Company, The Louisiana Land and Exploration Company, Noble Affiliates, Inc., Oryx Energy Company, Parker & Parsley Petroleum Company, Plains Petroleum Company, Santa Fe Energy Resources, Inc. and Seagull Energy Corporation. If any member of the comparator group ceases to have publicly traded common stock, it will be removed from the comparator group.

        After the end of each performance period, the Company will issue shares of Common Stock in respect of each performance share award for such period based on the relative ranking of the Company versus the comparator group for total shareholder return during the performance period using the following scale:

                          Company Relative                    Percent Performance
                             Placement                               Shares
                          ----------------                    -------------------
                             1 (highest)                              150%
                             2                                        140%
                             3                                        130%
                             4                                        120%
                             5                                        110%
                             6                                        100%
                             7                                         75%
                             8                                         50%
                             9                                         25%
                             10                                         0%
                             11                                         0%
                             12                                         0%
                             13 (lowest)                                0%

        If a participant is not an employee on the last day of the relevant performance period, no shares of Common Stock shall be issued in respect of the participant's performance share award unless otherwise determined by the Compensation Committee. Prior to the issuance of shares of Common Stock in respect of a performance share award, the participant will have no right to vote or receive dividends on such shares. Each award of performance shares may not be assigned or transferred except by will or the laws of descent and distribution. In the event the Company ceases to have publicly traded common stock as a result of a business combination or other extraordinary transaction, the performance period for each outstanding performance share award shall be terminated effective upon the date of such cessation.

        It is the Company's intention to grant stock options and performance shares pursuant to the 1994 Incentive Plan upon approval by the stockholders. However, as of the date of this Proxy Statement, the benefits or amounts that will be received by the participants under the 1994 Incentive Plan had not been determined.

        The performance share provisions are intended to constitute "qualified performance based compensation" as defined under Section 162(m) of the Internal Revenue Code, with the effect that the deduction disallowance of Section 162(m) should not be applicable to compensation paid to covered employees under the performance share provisions.

        In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Compensation Committee is authorized to make appropriate adjustments to the exercise price and number of shares subject to awards granted under the 1994 Incentive Plan.

        The Board of Directors has the right to amend, modify, suspend or terminate the 1994 Incentive Plan, except that (a) without the consent of the affected participant, no amendment or alteration shall be made that would impair the rights of a participant under any award theretofore granted and (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Securities Exchange Act of 1934 (the "Exchange Act") in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

        Certain Federal Income Tax Consequences The following discussion of tax considerations relating to options describes only certain U.S. federal income tax matters. The discussion is general in nature and does not take in to account a number of considerations which may apply in light of the particular circumstances of an optionee.

        Some of the options issuable under the 1994 Incentive Plan may constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the 1994 Incentive Plan will be non-qualified stock options. The Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the then fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss. No deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas upon exercise of a non-qualified stock option, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. Except with respect to death, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee's termination of employment other than upon death cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead. Based on the provisions of the 1994 Incentive Plan, the Company expects that the 1994 Incentive Plan will comply with the requirements of Section 162(m) of the Internal Revenue Code, provided that the grant is made by a qualified compensation committee.

        Approval of the 1994 Incentive Plan and the performance share provisions adopted thereunder will require the affirmative vote of a majority of the shares of Common Stock voting on the proposal. For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the 1994 Incentive Plan and the performance share provisions.

                                 PROPOSAL III.
            APPROVAL OF 1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

        The Board of Directors has adopted, subject to stockholder approval, the 1994 Nonemployee Director Stock Option Plan of Cabot Oil & Gas Corporation (the "1994 Nonemployee Director Plan"). A copy of the 1994 Nonemployee Director Plan is attached hereto as Exhibit B and is incorporated herein by reference. The 1994 Nonemployee Director Plan is intended as an incentive to attract and retain as independent directors of the Company persons of training, experience and ability, to encourage the sense of proprietorship of such persons and to stimulate their active interest in the development and financial success of the Company.

        Under the 1994 Nonemployee Director Plan, each director of the Company who is not an employee of the Company is automatically granted an option to purchase 10,000 shares of Common Stock on the date such person first becomes a nonemployee director. In addition, each current nonemployee director who did not receive an option under the 1990 Nonemployee Director Stock Option Plan (Messrs. Bodman, Cabot and Siess) was granted (subject to stockholder approval of the 1994 Nonemployee Director Plan) an option to purchase 10,000 shares of Common Stock on December 17, 1993, the date the plan was approved by the Board of Directors. Thereafter, upon reelection to a new term of office, each nonemployee director will be automatically granted an option to purchase an additional 5,000 shares of Common Stock. Each option permits the optionee to purchase shares of Common Stock at an exercise price per share equal to 100% of the fair market value of a share of Common Stock on the date the option is granted. The exercise price of the options is payable in cash or in shares of Common Stock or any combination thereof. An optionee may also exercise an option using the proceeds to be received from the sale of Common Stock issuable pursuant to the option. The nonemployee directors named above have been granted options under the 1994 Nonemployee Director Plan at an exercise price of $20.125 per share. The 1994 Nonemployee Director Plan provides for the granting of options to purchase an aggregate of not more than 100,000 shares of Common Stock. On April 5, 1994, the last reported sales price of the Common Stock on the New York Stock Exchange was $19.25 per share.

        Options granted under the 1994 Nonemployee Director Plan will be exercisable, on a cumulative basis, with respect to 33 1/3% of the total number of shares of Common Stock subject to the option as of the first, second and third anniversaries of the date of the grant of such option. In the event of a "change in control" of the Company (as defined in the 1994 Nonemployee Director
Plan), any unvested portion of the options will immediately become exercisable in full. Options granted under the 1994 Nonemployee Director Plan will terminate upon the earliest of: (a) five years from the date of the grant of the option; (b) one year after the optionee ceases to be a director of the Company by reason of death, disability or mandatory retirement of the optionee; or (c) three months after the optionee ceases to be a director of the Company for any reason other than death, disability or mandatory retirement. In the event of cessation of services of a director because of death, disability or mandatory retirement, any unmatured installments of the option shall be accelerated, effective as of the date of cessation of service.

        In the event of a stock split, stock dividend, combination or reclassification or certain other corporate transactions, the Board of Directors is authorized to make appropriate adjustments to the exercise price and number of shares subject to options under the 1994 Nonemployee Director Plan.

        The Board of Directors has the right to amend, alter or discontinue the 1994 Nonemployee Director Plan, except that (a) without the consent of the affected optionee, no amendment or alteration shall be made that would impair the rights of an optionee under any option theretofore granted, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any option then outstanding (unless the holder of such option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements and
(c) the 1994 Nonemployee Director Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

        Options under the 1994 Nonemployee Director Plan are intended to be non-qualified options for federal income tax purposes. See Proposal II. Approval of 1994 Long-Term Incentive Plan --Certain Federal Income Tax Consequences for a description of the federal income tax consequences of non-qualified options.

        Approval of the 1994 Nonemployee Director Plan will require the affirmative vote of a majority of the shares of Common Stock voting on the proposal. For this purpose, abstentions will be counted as votes against and broker non-votes will not be treated as voting on the proposal. The persons named on the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the 1994 Nonemployee Director Plan.

                                  PROPOSAL IV.
                      APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors, upon recommendation by the Audit Committee, has approved and recommended the appointment of Coopers & Lybrand, independent public accountants, as auditors to examine the Company's financial statements for 1994. Coopers & Lybrand has served as auditors for the Company and its predecessors for many years. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the designation of Coopers & Lybrand as auditors of the Company.

        A representative of Coopers & Lybrand is expected to attend the Annual Meeting and to be available to respond to appropriate questions raised during the Meeting. The representative will also have an opportunity to make a statement during the meeting if the representative so desires.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table summarizes annual and long-term compensation paid to the Company's Chief Executive Officer and the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as of December 31, 1993 for all services rendered to the Company and its subsidiaries during each of the last three completed fiscal years.

                           SUMMARY COMPENSATION TABLE




                                                                        Long-Term
                                                                       Compensation
                                       Annual Compensation             ------------
                                -----------------------------------       Awards
                                                           Other        ----------      All Other
                                                           Annual       Securities       Compen-
      Name and                                Bonus       Compen-       Underlying        sation
      Principal                 Salary         ($)       sation ($)      Options           ($)
      Position         Year       ($)           1/          2/ 3/          (#)            3/ 15/
      ---------        ----     ------        -----      ----------     ----------      ---------
    J. H. Lollar       1993     350,000    120,000        5,764            28,000         8,994
   Chairman of the     1992      86,558    275,000 4/       835            60,000         3,462
    Board and CEO      1991           0          0                              0

    J. U. Clarke       1993      85,228    200,000 5/       561            30,000         3,000
   Executive Vice      1992           0          0            0                 0             0
  President, Chief     1991           0          0                              0
  Financial Officer

    J. M. Trimble      1993     142,000     50,000        1,740 6/          7,000 12/     7,280
   Vice President-     1992     142,000     32,000       16,421 7/         13,400         5,680
      Business         1991     136,000     24,650                              0
     Development

   H. B. Whitehead     1993     144,500     45,000       44,310 8/          8,000 13/     7,380
   Vice President-     1992     137,000     32,000       12,079 9/         13,400         5,480
  Regional Manager     1991     125,000     35,250                              0

    C. P. Cook         1993     147,750     35,000       11,174 10/         7,000 14/     7,510
  Vice President -     1992     143,000     32,000       28,648 11/        13,400         5,720
  Regional Manager     1991     137,000     28,550                              0


See Footnotes on Page 13

- ----------

1/ 1991 and 1992 fiscal year bonuses have been allocated between the calendar years. The 1993 fiscal year bonus corresponds to the 1993 calendar year.

2/ Unless otherwise indicated, the amount in this column represents premiums paid on and a tax gross-up for imputed income on executive term life insurance.

3/ Information in this column is not presented for 1991 in accordance with the transitional provisions of the Commission's rules on executive compensation.

4/ Includes $250,000 bonus paid upon commencement of employment with the Company in October 1992.

5/ Includes $150,000 bonus paid upon commencement of employment with the Company in August 1993.

6/ Represents $668 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $1,072 tax gross-up for relocation expenses.

7/ Represents $659 for premiums paid on and a tax gross-up for imputed income on executive term life insurance, $11,833 (the equivalent of one month's salary) as a relocation allowance and $3,929 tax gross-up for relocation expenses.

8/ Represents $400 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $43,910 tax gross-up for relocation expenses.

9/ Represents $662 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $11,417 (the equivalent of one month's salary) as a relocation allowance.

10/ Represents $1,145 for premiums paid on and a tax gross-up for imputed income on executive term life insurance and $10,029 tax gross-up for relocation expenses.

11/ Represents $1,732 for premiums paid on and a tax gross-up for imputed income on executive term life insurance, $11,916 (the equivalent of one month's salary) as a relocation allowance and $15,000 tax gross-up for relocation expenses.

12/ No restricted stock awards were made during the years reported. However, in connection with the Company's initial public offering, Mr. Trimble purchased 12,500 shares of restricted stock in February 1990, all of which are still held. The market value (net of the purchase price) of such shares at December 31, 1993 was $164,063.

13/ No restricted stock awards were made during the years reported. However, in connection with the Company's initial public offering, Mr. Whitehead purchased 3,125 shares of restricted stock in February 1990, all of which are still held. The market value (net of the purchase price) of such shares at December 31, 1993 was $41,016.

14/ No restricted stock awards were made during the years reported. However, in connection with the Company's initial public offering, Mr. Cook purchased 12,500 shares of restricted stock in February 1990, all of which are still held. The market value (net of the purchase price) of such shares at December 31, 1993 was $164,063.

15/ The amount in this column represents the Company's contribution to the 401(k) plan on behalf of the named executive officer.

OPTION GRANTS IN LAST FISCAL YEAR

        Set forth below is supplemental information relating to the Company's grants of options during 1993 to the executive officers named in the preceding Summary Compensation Table, including the relative size of each grant, and each grant's exercise price and expiration date. Also included is information relating to the potential realizable value of the options granted, based upon assumed annualized stock value appreciation rates. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of future stock performance.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
       ----------------------------------------------------------------------
                                    Percent of                                       Potential Realizable
                      Number of       Total                                         Value at Assumed Annual
                     Securities      Options                                                Rates
                     Underlying     Granted to     Exercise                        of Stock Price Appreciation
                      Options       Employees         of                               for Option Term
                      Granted          in         Base Price       Expiration      ---------------------------
       Name            (#)1/       Fiscal Year     ($/Sh) 2/         Date 3/         5%  ($)          10%  ($)
       ----         -----------    -----------    ----------       ----------      ----------       -----------
  J. H. Lollar      28,000 4/         17.8%         $22.75        May 20, 2003      $400,609 6/      $1,015,187 7/

  J. U. Clarke      30,000 5/         19.1%          26.00      August 16, 2003      490,542 8/       1,243,086 9/

  J. M. Trimble      7,000 4/          4.5%          22.75        May 20, 2003       100,152 6/         253,797 7/

  H. B. Whitehead    8,000 4/          5.1%          22.75        May 20, 2003       114,460 6/         290,053 7/

  C. P. Cook         7,000 4/          4.5%          22.75        May 20, 2003      $100,152 6/         253,797 7/


- ----------

1/ There were no adjustments or amendments during 1993 to the exercise price of stock options previously awarded to any of the named executive officers.

2/ Based on the average of the high and low trading price per share of the Company's common stock on the date of grant, as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System.

3/ The options permit the exercise price to be paid in cash or by tendering shares of Common Stock. The options permit the withholding of shares, at the discretion of the Compensation Committee, to satisfy tax obligations.

4/ 20% of option became exercisable on the date of grant (May 20, 1993) and the remaining 80% of such option becomes exercisable in 20% increments on each of the next four anniversary dates of the date of grant.

5/ 25% of option becomes exercisable on the first anniversary of the date of grant (August 16, 1994) and the remaining 75% becomes exercisable in 25% increments on each of the next three anniversaries of such date.

6/ The stock price required to produce this value is $37.06 and would produce a corresponding $294,556,038 increase in total stockholder value based upon 20,583,930 shares of Common Stock outstanding on March 1, 1994.

7/ The stock price required to produce this value is $59.01 and would produce a corresponding $746,373,302 increase in total stockholder value based upon 20,583,930 shares of Common Stock outstanding on March 1, 1994.

8/ The stock price required to produce this value is $42.35 and would produce a corresponding $336,547,256 increase in total stockholder value based upon 20,583,930 shares of Common Stock outstanding on March 1, 1994.

9/ The stock price required to produce this value is $67.44 and would produce a corresponding $852,998,059 increase in total stockholder value based upon 20,583,930 shares of Common Stock outstanding on March 1, 1994.

AGGREGATED FY-END OPTION VALUES

        Set forth below is supplemental information relating to the number and intrinsic value of stock options held at December 31, 1993 ("FY- End"), by the executive officers named in the preceding Summary Compensation Table. Year-end values are based arbitrarily on the Company's stock price at December 31, 1993, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. No options were exercised by the individuals named in the table during 1993.



                        AGGREGATED FY-END OPTION VALUES

                                        Number of
                                       Securities                          Value of
                                       Underlying                         Unexercised
                                       Unexercised                       In-the-Money
                                  Options at FY-End (#)              Options at FY-End ($)
                                ---------------------                ---------------------
                                    Exercisable/                         Exercisable/
        Name                       Unexercisable                        Unexercisable 1/
        ----                       -------------                        ----------------
  J. H. Lollar                     5,600/82,400                             $0/$236,100

  J. U. Clarke                         0/30,000                                   $0/$0

  J. M. Trimble                   18,760/16,640                        $102,210/$78,315

  H. B. Whitehead                 16,560/16,840                         $90,210/$75,315

  C. P. Cook                      18,760/16,640                        $102,210/$78,315


- --------

1/ A stock option is considered to be "in-the-money" if the price of the related stock is higher than the exercise price of the option. Based on the closing market price of $21.125 per share of the Common Stock as reported on the New York Stock Exchange, Inc. Composite Transaction Reporting System for December 31, 1993.

PENSION PLAN TABLE

        Company employees are covered by the Company's Pension Plan (the "Pension Plan"), a noncontributory defined benefit pension plan that provides benefits based generally upon the employee's compensation levels during the last years of employment. In addition, the Company has entered into agreements to supplement the benefits payable to certain officers to the extent benefits under the Pension Plan are limited by provisions of the Internal Revenue Code or ERISA. The following table sets forth estimated annual benefits payable for eligible employees (including executive officers) who retire at age 65 (normal retirement age) under the Pension Plan (and, where applicable, such supplemental agreements) for specified earnings and years of service classification. Amounts shown are for employees (including all persons listed in the Summary Compensation Table) who were not "grandfathered" under the Pension Plan (based on years of service and age) as of September 30, 1988.


                               PENSION PLAN TABLE

                                           YEARS OF SERVICE
                      ----------------------------------------------------------------
   REMUNERATION          15            20             25            30             35
   ------------        ------       -------        -------       -------        -------
      125,000          26,762        35,683         44,603        53,524         62,445

      150,000          32,387        43,183         53,978        64,774         75,570

      175,000          38,012        50,683         63,353        76,024         88,695

      200,000          43,637        58,183         72,728        87,274        101,820

      225,000          49,262        65,683         82,103        98,524        114,945

      250,000          54,887        73,183         91,478       109,774        128,070

      275,000          60,512        80,683        100,853       121,024        141,195

      300,000          66,137        88,183        110,228       132,274        154,320

      400,000          88,637       118,183        147,728       177,274        206,820

      450,000          99,887       133,183        166,478       199,774        233,070

      500,000         111,137       148,183        185,228       222,274        259,320

      600,000         133,637       178,183        222,728       267,274        311,820

        Compensation under the Pension Plan generally consists of base salary and any short-term incentive payments. The Pension Plan provides for full vesting after five years of service. Benefits are payable for the life of the employee on a single-life annuity basis and are not subject to any deductions for Social Security or other offset amounts. Covered compensation under the Pension Plan in 1993 for the executive officers named in the Summary Compensation Table above is the amounts under the "Salary" and "Bonus" columns set forth in such table. The Company provides Mr. Lollar supplemental pension benefits by granting one month's additional service credit for each month of actual service. For purposes of the Pension Plan, including Mr. Lollar's supplemental pension benefits, Messrs. Lollar, Clarke, Trimble, Whitehead and Cook had 2.33, .33, 10.67, 13.25 and 9.00 years of credited service, respectively, as of December 31, 1993.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

        The Compensation Committee of the Company's Board of Directors ("Committee") is comprised of four independent, non-employee directors. The Committee has responsibility for determining the salaries, incentive compensation and other remuneration of the officers of the Company who are also directors and for reviewing and approving the salaries, incentive compensation and other remuneration of all other executive officers of the Company. The Committee also approves the design of the Company's compensation and benefit plans.

        The foundation of the executive compensation program is based on principles designed to align compensation with business strategy, to create value for the stockholders and to support a performance-based culture throughout the Company. Consistent with these principles, the Committee's compensation policy for executive officers, including the executive officers named in the foregoing tables, is to:

       [ ] Tie total executive compensation to the performance of the Company, providing both reward and penalty based on individual performance and the Company's performance compared to its peers.

       [ ] Comprise a significant amount of compensation as long-term, at-risk pay to focus management on the long-term interests of the stockholders.

       [ ] Tie the at-risk components of pay primarily to equity-based opportunities to encourage a personal proprietary interest in the Company and to align executives' interests with those of stockholders. This promotes a continuing focus on building profitability and stockholder value.

       [ ] Enhance the Company's ability to attract, retain and encourage the development of exceptionally knowledgeable and experienced executives upon whom, in large part, the successful operation and management of the Company depends.

        The Committee also believes that executive compensation should be subject to objective scrutiny. Consequently, the Committee retains the services of an independent consultant, who on an annual basis evaluates the compensation programs and practices for the Company's executive officers against a competitive industry peer group.

COMPONENTS OF COMPENSATION

        The Committee relates total compensation levels for the Company's senior executives to the compensation paid to executives of a peer group of companies. This peer group consists of companies that are in the same industry and are considered by the Committee to be direct competitors for investment dollars in the energy sector of the market. The Committee reviews and approves the selection of the peer companies used for compensation comparison purposes. Currently, the peer group is made up of the twelve companies listed in the description of performance shares under Proposal II. Approval of 1994 Long-Term Incentive Plan.

        The companies chosen for the peer comparator group used for compensation purposes generally are not the same companies which comprise the Dow Jones Secondary Oils Index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies included in the Dow Jones Secondary Oils Index used for comparing stockholder returns.

        The key elements of the Company's executive compensation program are base salary, annual incentive bonus and long-term incentives. These key elements are addressed separately below. In determining each component of compensation, the Committee considers competitive data from the comparator group of companies for each component of pay and the value of the total compensation package.

BASE SALARIES

        The Compensation Committee reviews each executive's base salary annually. Base salaries are targeted at market levels and are adjusted by the Committee to recognize varying levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries in 1993 for the executive officers named in the Summary Compensation Table as a group were at, or near, the 50th percentile of the predicted competitive market base salary for similar positions in the peer comparator group. Increases to base salaries are driven primarily by individual performance.

        Mr. Lollar's 1993 base salary of $350,000 remained unchanged from his initial base salary upon joining the Company in October 1992. Mr. Lollar's base salary approximates the 50th percentile of the predicted competitive market base salary for similar positions in the peer comparator group.

ANNUAL INCENTIVE BONUS

        The Annual Target Cash Incentive Plan promotes the Company's pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses to achieve corporate business goals and individual performance goals. Annual bonus opportunities allow the Company to communicate specific goals that are of primary importance during the coming year and motivate executives to achieve these goals.

        A bonus pool is generated under the Annual Target Cash Incentive Plan when the Company has met pre-determined performance goals which measure the Company's success. These goals are approved by the Board of Directors each year in conjunction with its approval of the Company's operating and capital spending plans. Goals are set for finding costs, reserve additions, produced volumes, operating cash flow, economic value added and other discretionary objectives.
If a bonus pool is generated based upon achievement of the established Company goals, executives earn bonuses to the extent pre-established individual performance goals are achieved.

        Individual targets are set at market levels which are considered by the Compensation Committee to be achievable, based upon corporate and individual performance. Corporate performance in 1993 produced funding of the bonus pool close to target levels and bonuses were awarded considering corporate and individual performance.

        Under the Annual Target Cash Incentive Plan, Mr. Lollar received a $120,000 bonus in connection with the Company's overall 1993 performance under Mr. Lollar's leadership. Mr. Lollar's bonus is below the median of annual incentive compensation paid to other chief executives at the comparator companies.

STOCK OPTIONS

        Stock options are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company. In 1993 stock options were used as the primary long-term incentive vehicle.

        The size of stock option grants is based primarily on competitive practice and is generally targeted to be at the 50th percentile of option values granted by the comparator companies. When determining the size of option grants to executive officers, the Committee considers, but does not base its decision upon, the amount of options previously granted and outstanding. The Committee's objective is to deliver a competitive award opportunity based on the dollar value of the award granted. As a result, the number of shares underlying stock option awards is dependent on the stock price on the date of grant.

        In 1993, Mr. Lollar received an option to purchase 28,000 shares of Common Stock with an exercise price of $22.75 as detailed in the Option Grants in Last Fiscal Year table on page 14. This was determined as set forth in the previous paragraph. The Committee has determined that compensation opportunities should remain competitive as long as total compensation fairly reflects overall corporate and individual achievement. Mr. Lollar now owns 10,000 shares of the Company's Common Stock and with the 1993 grant holds options to purchase an additional 88,000 shares. The Committee believes this equity interest provides an appropriate link to the interests of the stockholders.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

        Recently enacted Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. Compensation that meets the definition of "performance based compensation" will be deductible in full. The Company's annual and long-term incentive plans have historically required that certain performance criteria be met before producing an award, or awards have been in the form of options to purchase stock of the Company, thereby forging a stronger link between executive compensation and stockholder value creation.

        The Company's new 1994 Long-Term Incentive Plan is designed to comply with the provisions of Section 162(m) so long as grants are made by a qualified compensation committee. The performance share provisions under the Plan are designed to constitute "performance based compensation" that will also comply with these requirements. Options granted under the Company's Incentive Stock Option Plan currently comply with the requirements under transition rules that have been announced.

        The Committee believes it is in the best interests of the Company at present to retain discretionary judgment with respect to the annual incentive bonus plan.

CONCLUSION

        The Committee believes these executive compensation policies and programs serve the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit. The Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

                                                   Compensation Committee



                                                   Carl M. Mueller, Chairman
                                                   Samuel W. Bodman
                                                   Henry O. Boswell
                                                   C. Wayne Nance

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

        No member of the Compensation Committee was, during 1993, an officer or employee of the Company or any of its subsidiaries, or formerly an officer of the Company or any of its subsidiaries. During 1993, the Company had no Compensation Committee interlocks.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                            SECURITIES EXCHANGE ACT

        Mr. H. Patrick Seale, former Vice President - Engineering, failed to timely file a Form 4 disclosing one stock option exercise transaction that took place within six months of his departure from the Company.

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        The following graph compares the Common Stock ("COG") performance with the performance of the Standard & Poors 500 Stock Index and the Dow Jones Secondary Oils Index for the period February 1990 (the date of the Company's initial public offering) through the end of 1993. The graph assumes that the value of the investment in the Company's Common Stock and in each index was $100 on February 8, 1990 and that all dividends were reinvested.


                         Feb 1990        Dec 1990       Dec 1991       Dec 1992       Dec 1993
                         --------        --------       --------       --------       --------
Standard & Poors 500      100              103            133            144            158
COG                       100               93             73            107            128
DJ Secondary Oils         100               85             84             84             94


BENEFICIAL OWNERSHIP OF OVER FIVE PERCENT OF COMMON STOCK

                The following table reports beneficial ownership by holders of more than five percent of the Common Stock. All ownership information is based upon filings made by such persons with the Commission except as hereafter described. On February 25, 1994, the Company and Washington Energy Company ("WECO") signed an agreement to merge a subsidiary of the Company and Washington Energy Resources Company ("WERCO"), a subsidiary of WECO. The Company will acquire the stock of WERCO in a tax-free exchange for total consideration of approximately $180 Million, subject to certain adjustments. At the closing of the transaction, the Company will issue to WECO 2,133,000 shares of Common Stock and 1,134,000 shares of a 6% Convertible Redeemable Preferred Stock (the "6% Preferred Stock") in exchange for the capital stock of WERCO. The 6% Preferred Stock has a stated value of $50.00 per share and is convertible into 1,972,174 shares of the Company's Common Stock at $28.75 per share. WECO will be entitled to 1.739 votes for each share of 6% Preferred Stock held and will vote together with the holders of the Common Stock on all matters to be voted on by the holders of the Common Stock, with certain exceptions when voting as a class is required. After completion of the transaction, and assuming full conversion of the 6% Preferred Stock, WECO will hold approximately 16% of the outstanding Common Stock of the Company. Because of the size of WECO's investment in the Company, after completion of the transaction, WECO will be entitled to nominate two persons to serve on the Company's Board of Directors. The Company currently anticipates that the transaction will close by the end of April 1994.

                                               Number of Shares
 Name and Address of                           of Common Stock           Percent of
  Beneficial Owner                                  Owned                   Class
 -------------------                           ----------------          -----------
 FMR Corp.                                       2,435,306 1/               11.8%
 82 Devonshire Street
 Boston, MA 02109

 Wellington Management Company                   2,354,893 2/               11.4%
 75 State Street
 Boston, MA 02109

 The Prudential Insurance Company                1,368,210 3/                6.6%
    of America
 751 Broad Street
 Newark, N.J. 07102

 The Windsor Funds, Inc.                         1,325,000 4/                6.4% 4/
 Vanguard Group of Investment
    Companies
 Post Office Box 2600
 Valley Forge, PA 19482

 New South Capital Management, Inc.              1,067,145 5/                5.2%
 755 Crossover Lane, Suite 233
 Memphis, TN 38117


- -----------

1/ According to Amendment No. 3 to a Schedule 13G, dated February 11, 1994, filed with the Commission by FMR Corp., a Massachusetts corporation, it has sole voting power over 67,600 of these shares and sole dispositive power over all of these shares.

2/ According to Amendment No. 4 to a Schedule 13G, dated February 10, 1994, filed with the Commission by Wellington Management Company, a Massachusetts corporation, it has shared voting power over 32,620 of these shares and shared dispositive power over all of these shares. This amount includes the shares beneficially owned by The Windsor Fund, Inc. See Note
     (4) below.

3/ According to a Schedule 13G, dated January 31, 1994, filed with the Commission by The Prudential Insurance Company of America, a New Jersey corporation, it has shared voting and dispositive power over 762,850 of these shares.

4/ According to Amendment No. 2 to a Schedule 13G, dated February 10, 1994, filed with the Commission by The Windsor Funds, Inc., a Maryland corporation, it has sole voting power and shared dispositive power over these shares. Wellington Management Company shares beneficial ownership over all of these shares with, and is the investment advisor to, The Windsor Funds, Inc.

5/ According to a Schedule 13G, dated January 5, 1994, filed with the Commission by New South Capital Management, Inc., a Tennessee corporation, it has shared voting power over 60,000 of these shares and sole dispositive power over all of these shares.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reports, as of March 1, 1994, beneficial ownership of Common Stock by each current director of the Company, by each executive officer listed in the preceding Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise indicated, the persons below have sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned by them. All ownership information is based upon filings made by such persons with the Securities and Exchange Commission (the "Commission").

                                                                Number of Shares
                                                                    of Common              Percent of
Name of Beneficial Owner                                           Stock Owned                Class
- ------------------------                                        ----------------           ----------
Samuel W. Bodman  . . . . . . . . . . . . . . . .                   146,635 1/                 *
Henry O. Boswell  . . . . . . . . . . . . . . . .                    11,500 2/                 *
John G.L. Cabot . . . . . . . . . . . . . . . . .                   262,957 3/                1.3
William R. Esler  . . . . . . . . . . . . . . . .                     6,000 4/                 *
William H. Knoell . . . . . . . . . . . . . . . .                    11,000 5/                 *
John H. Lollar  . . . . . . . . . . . . . . . . .                    15,600 6/                 *
Carl M. Mueller . . . . . . . . . . . . . . . . .                    14,187 7/                 *
C. Wayne Nance  . . . . . . . . . . . . . . . . .                     5,000 8/                 *
Charles P. Siess, Jr. . . . . . . . . . . . . . .                   186,615 9/                 *
John U. Clarke  . . . . . . . . . . . . . . . . .                     4,100                    *
James M. Trimble  . . . . . . . . . . . . . . . .                    33,071 10/                *
H. Baird Whitehead  . . . . . . . . . . . . . . .                    21,072 11/                *
Curtis P. Cook  . . . . . . . . . . . . . . . . .                    31,344 12/                *
All directors and executive officers as a group
  (19 individuals)  . . . . . . . . . . . . . . .                   780,652 13/               3.8


- ----------

*    Represents less than 1% of the outstanding Common Stock.

1/ Includes 950 shares for which Mr. Bodman is the indirect owner as Trustee of the Elizabeth L. Bodman Trust, as to which Mr. Bodman disclaims beneficial ownership.

2/ Includes 7,500 shares purchasable upon the exercise of options within sixty days.

3/ Includes 1,782 shares held by Mr. Cabot's spouse and 132,560 shares held by various trusts in which Mr. Cabot serves as co-trustee, as to all of which Mr. Cabot shares voting and investment power; Mr. Cabot disclaims beneficial ownership of such shares.

4/ Includes 2,000 shares purchasable upon the exercise of options within sixty days.

5/ Includes 10,000 shares purchasable upon the exercise of options within sixty days.

6/ Includes 5,600 shares purchasable upon the exercise of options within sixty days.

7/ Includes 10,000 shares purchasable upon the exercise of options within sixty days and 237 shares held by Mr. Mueller's spouse as to which Mr. Mueller disclaims beneficial ownership.

8/ Includes 5,000 shares purchasable upon the exercise of options within sixty days.

9/ Includes 136,000 shares purchasable upon the exercise of options within sixty days.

10/ Includes 1,811 shares held in the Company's Savings Investment Plan as to which Mr. Trimble shares voting and investment power and 18,760 shares purchasable upon the exercise of options within sixty days.

11/ Includes 1,308 shares held in the Company's Savings Investment Plan as to which Mr. Whitehead shares voting and investment power and 16,560 shares purchasable upon the exercise of options within sixty days.

12/ Includes 45 shares held in the Company's Savings Investment Plan as to which Mr. Cook shares voting and investment power and 18,760 shares purchasable upon the exercise of options within sixty days.

13/ Includes 6,249 shares held in the Company's Savings Investment Plan as to which the executive officers share voting and investment power and 258,920 shares purchasable by the executive officers and directors upon the exercise of options within sixty days. See also Notes 1-12 above.

                          FUTURE STOCKHOLDER PROPOSALS

        Any stockholder proposal intended for inclusion in the proxy statement for the 1995 annual meeting of stockholders of the Company should be sent to Ms. Lisa A. Machesney, Secretary, Cabot Oil & Gas Corporation, 15375 Memorial Drive, Houston, Texas 77079 and must be received by December 16, 1994.

                            SOLICITATION OF PROXIES

        The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers, employees or agents of the Company may solicit proxies personally, by telephone, and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. Morrow & Co., Inc. has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $6,500.

                                 MISCELLANEOUS

        The Company's management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, the persons named in the enclosed proxy intend to vote the shares to which the proxy relates on such matters in accordance with their best judgment unless otherwise specified in the proxy.


                                             BY ORDER OF THE BOARD OF DIRECTORS,

                                             /s/  LISA A. MACHESNEY
                                             ----------------------------------

                                             LISA A. MACHESNEY
                                             Secretary


April 15, 1994

                        CABOT OIL & GAS CORPORATION

                                   EXHIBIT A

                         1994 LONG-TERM INCENTIVE PLAN

                                       OF

                          CABOT OIL & GAS CORPORATION


                 1. Objectives. The Cabot Oil & Gas Corporation 1994 Long-Term Incentive Plan (the "Plan") is designed to retain key executives and other selected employees and reward them for making major contributions to the success of Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

                 2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

                 "Award" means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

                 "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

                 "Board" means the Board of Directors of the Company.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Committee" means such committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3.

                 "Common Stock" means the Class A Common Stock, par value $.10 per share, of the Company.

                 "Director" means an individual serving as a member of the Board.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                 "Fair Market Value" means, as of a particular date, (i) if the shares of Common Stock are listed on a national securities exchange, the average between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the average between the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or
(iii) if the Common Stock is not so listed or quoted, the average between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National
Quotation Bureau, Inc.

                 "Participant" means an employee of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.

                 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

                 "Subsidiary" means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

                 3. Eligibility. Employees of the Company and its Subsidiaries are eligible for an Award under this Plan.

                 4. Common Stock Available for Awards. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 1,500,000 shares of Common Stock of which no more than 600,000 shares will be used for Stock Awards. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

                 5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute. The Committee shall establish the vesting schedule, if any, for each award. It is the intent of this Plan that any stock option grants will never be repriced or reissued.

                 6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.

                 7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, performance requirements and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding anything herein to the contrary, no Participant may be granted, during any calendar year, Awards consisting of stock options or stock appreciation rights on more than 15% of the total number of shares of Common Stock initially available for award under the Plan.

                 (a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of (i) the Fair Market Value of the Common Stock on the date of grant and (ii) the par value of the Common Stock on the date of grant. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

                 (b) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable Award Agreement.

                 (c) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

                 (d) Cash Award. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.

                 8.       Payment of Awards.

                 (a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, "Restricted Stock" means Common Stock that is restricted or subject to forfeiture provisions.

                 (b) Deferral. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides.

                 (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.

                 (d) Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

                 9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for loans from the Company to permit the exercise or purchase of Awards and may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

                 10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

                 11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

                 12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award.
In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either
(i) not adverse to such Participant or (ii) consented to by such Participant.

                 13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.

                 14.      Adjustments.

                 (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                 (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction.

                 15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.

                 16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

                 17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                 18. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before December 17, 1994. If the stockholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of Awards hereunder shall be null and void.

                                   EXHIBIT B

                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                                       OF

                          CABOT OIL & GAS CORPORATION


                 1. Purpose of the Plan. This Nonemployee Director Stock Option Plan (the "Plan") is intended as an incentive to retain and attract persons of training, experience and ability to serve as independent directors on the Board of Directors of Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. It is further intended that the options granted pursuant to this Plan (the "Options") will be nonqualified options within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (the "Code").

                 2. Stockholder Approval. All Options granted pursuant to this Plan are subject to, and may not be exercised before, the approval of this Plan by the affirmative vote of the holders of a majority of the outstanding shares of the Class A Common Stock, par value $.10 per share (the "Common Stock"), of the Company that are present, or represented, and entitled to vote at a meeting of the Company's stockholders.

                 3. Designation of Participants; Automatic Grant of Options. Each director of the Company who is not an employee of the Company or any Subsidiary (as hereinafter defined) of the Company (any such director being hereinafter referred to as a "Nonemployee Director") shall be granted Options as described hereunder. Each Nonemployee Director who is a director as of the Effective Date (as hereinafter defined) and who has not already received a grant of options under the 1990 Nonemployee Director Stock Option Plan shall automatically be granted Options to purchase 10,000 shares of Common Stock at the Effective Date. Thereafter, each individual who becomes a Nonemployee Director shall automatically be granted Options to purchase 10,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on the date such person first becomes a Nonemployee Director. Furthermore, upon the reelection to a new term of office on the Company's Board of Directors, each Nonemployee Director shall automatically be granted Options to purchase an additional 5,000 shares of Common Stock (subject to adjustment as provided in Paragraph 10) on such date. Notwithstanding the foregoing, in the case of any grant of Options made on a date subsequent to the Effective Date, such grant shall only be made if the number of shares subject to future grant under this Plan is sufficient to make all automatic grants required to be made pursuant to this Plan on such date of grant. As used herein, the term "Subsidiary" of the Company shall mean any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

                 4. Option Agreement. Each Option granted hereunder shall be embodied in a written option agreement ("Option Agreement"), which shall be subject to the terms and conditions set forth herein and shall be signed by the Optionee and by the Chief Executive Officer, the Chief Operating Officer, or any Vice President of the Company for and on behalf of the Company.

                 5. Common Stock Reserved for the Plan. Subject to adjustment as provided in Paragraph 10 hereof, a total of 100,000 shares of Common Stock shall be reserved for issuance upon the exercise of Options granted pursuant to this Plan. The shares subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company, or any parent or subsidiary of the Company, in its treasury. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance to an Optionee (as hereinafter defined) pursuant to this Plan. Common Stock subject to Options that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares subject thereto are not issued to an Optionee shall immediately become available for the granting of Options. As used herein, the term "Optionee" shall mean any Nonemployee Director to whom Options are granted hereunder.

                 6.       Option Price.

                 (a) The purchase price of each share of Common Stock that is subject to an Option granted pursuant to this Plan shall be 100% of the Fair Market Value of such share of Common Stock on the date the Option is granted.

                 (b) The Fair Market Value of a share of Common Stock on a particular date shall be deemed to be (i) if the shares of Common Stock are listed on a national securities exchange, the average of the highest and lowest sales price per share of Common Stock on the principal such national securities exchange on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported,
(ii) if the shares of Common Stock are not so listed but are quoted in the NASDAQ National Market System, the average of the highest and lowest sales price per share of Common Stock on the NASDAQ National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by NASDAQ, or, if not reported by NASDAQ, by the National Quotation Bureau, Inc.

                 7. Option Period. Each Option granted pursuant to this Plan shall terminate and be of no force and effect with respect to any shares of Common Stock not purchased by the Optionee upon the earliest to occur of the following: (a) the expiration of five years following the date upon which the Option is granted; (b) the expiration of one year following the date upon which the Optionee ceases to be a Nonemployee Director by reason of death, disability or mandatory retirement; or (c) the expiration of three months following the date on which the Optionee ceases to be a Nonemployee Director for any reason other than death, disability or mandatory retirement.

                 8.       Exercise of Options.

                 (a) Options granted pursuant to this Plan shall be exercisable, on a cumulative basis, as follows: (i) with respect to 33 1/3% of the total number of shares of Common Stock initially subject to any Option, such Option shall be exercisable on the first anniversary of the date of grant; and (ii) with respect to the remaining shares of Common Stock subject to any Option, such Option shall be exercisable with respect to an additional 33 1/3% of the total number of shares initially subject thereto as of the second and third anniversaries of the date of the grant.

                 (b) An Option may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.

                 (c) In the event that an Optionee ceases to serve as a Nonemployee Director for any reason other than death, disability or mandatory retirement, an Option granted to such Optionee may be exercised only to the extent such Option was exercisable at the time he ceased to serve in such capacity.

                 (d) In the event that an Optionee ceases to serve as a Nonemployee Director by reason of death, disability or mandatory retirement, at a time when an Option granted hereunder is still in force and unexpired under the terms of Paragraph 7 hereof, each such unmatured Option shall be accelerated. Such acceleration shall be effective as of the date of death, disability or retirement, as appropriate, and each Option so accelerated shall be exercisable in full for so long as it is still in force and unexpired under the terms of Paragraph 7 hereof.

                 (e) The purchase price of the shares as to which an Option is exercised shall be paid in full at the time of the exercise. Such purchase price shall be payable in cash or by means of tendering theretofore owned Common Stock which has been held by the Optionee for more than six months, valued at Fair Market Value on the date of exercise, or any combination thereof. An Optionee may also exercise an Option by use of the proceeds to be received from the sale of Common Stock issuable pursuant to the Option. No holder of an Option shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any shares subject to any Option unless and until certificates evidencing such shares shall have been issued by the Company to such holder.

                 9. Assignability. No Option shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Any attempted assignment of an Option in violation of this Paragraph 9 shall be null and void.

                 10.      Adjustments.

                 (a) The existence of outstanding Options shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                 (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Board of Directors may adjust proportionally (i) the number of shares of Common Stock reserved under these Options; and (ii) the exercise price of such Options. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board of Directors shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board of Directors shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, the termination of unexercised options in connection with such transaction.

                 (c) An Option shall become fully exercisable upon a Change in Control (as hereinafter defined) of the Company. For purposes of this Plan, a "Change of Control" shall be conclusively deemed to have occurred if (and only if) any of the following events shall have occurred: (a) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; (b) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person's attaining such percentage interest; (c) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter or (d) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                 11. Purchase for Investment. Unless the Options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under this Plan may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

                 12. Taxes. The Company may make such provisions as it may deem appropriate for the withholding of any taxes that it determines is required in connection with any Options granted to any Optionee hereunder.

                 13. Amendments or Termination. The Board of Directors of the Company may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Optionee under any Option that he has been granted shall be made without his consent, (b) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 (or any successor provision) under the Exchange Act in order to preserve the applicability of any exemption provided by such rule to any Option then outstanding (unless the holder of such Option consents) or to the extent stockholder approval is otherwise required by applicable legal requirements, and (c) the Plan shall not be amended more than once every six months to the extent such limitation is required by Rule 16b-3(c)(2)(ii) (or any successor provision) under the Exchange Act as then in effect.

                 14. Government Regulations. This Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals on the part of any governmental agencies or national securities exchanges or transaction reporting systems as may be required.

                 15. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                 16. Effective Date of Plan. This Plan shall be effective as of the date (the "Effective Date") it is approved by the Board of Directors of the Company. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders held on or before December 17, 1994. If the stockholders of the Company should fail so to approve this Plan prior to such date, this Plan shall terminate and cease to be of any further force or effect and all grants of options hereunder shall be null and void.

                 17. Miscellaneous. The granting of any Option shall not impose upon the Company, the Board of Directors of the Company or any other directors of the Company any obligation to nominate any Optionee for election as a director and the right of the stockholders of the Company to remove any person as a director of the Company shall not be diminished or affected by reason of the fact that an Option has been granted to such person.

                           CABOT OIL & GAS CORPORATION
                     PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 20, 1994

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
           The undersigned acknowledges receipt of the Notice of Annual Meeting
R of Stockholders and the Proxy Statement, each dated April 15, 1994, and appoints Lisa A. Machesney and Molly S. Williams, or either of them,
O proxies for the undersigned, with power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation at
X the Annual Meeting of Stockholders to be held at the Ritz-Carlton Hotel in Houston, Texas at 10:00 a.m., on May 20, 1994, and at any adjournments or
Y    postponements thereof.

           THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT
     TO ITEM 5.

             THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS (check one box only):

NOMINEES: Henry O. Boswell, William R. Esler, and Charles P. Siess, Jr.

                       FOR             WITHHELD

                       / /               / /


FOR except vote WITHHELD from the following nominee(s):

/ / ___________________________________________________

                                                    FOR    AGAINST    ABSTAIN

2. Adoption of the 1994 Long-Term Incentive Plan    / /      / /        / /
   and approval of the performance criteria adopted thereunder.

3. Adoption of the 1994 Nonemployee Director       / /      / /        / /
   Stock Option Plan.

4. Ratification of appointment of Coopers &         / /      / /        / /
   Lybrand as the Company's independent
   certified public accountants.

5. Such other business as may properly come before the meeting or any adjournments or postponments thereof.

                             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

Please date this proxy and sign your name exactly as it appears herein. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

Signature: ____________________________________________ Date __________________

Signature: ____________________________________________ Date __________________

                           CABOT OIL & GAS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY  20, 1994

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
           The undersigned acknowledges receipt of the Notice of Annual Meeting
R of Stockholders and the Proxy Statement, each dated April 15, 1994, and appoints Fidelity Management Trust Company proxy for the undersigned, with
O power of substitution, to vote all of the undersigned's shares of common stock of Cabot Oil & Gas Corporation held by Fidelity Management Trust
X Company as Trustee of The Cabot Oil & Gas Corporation Savings Investment Plan at the Annual Meeting of Stockholders to be held at the Ritz-Carlton
Y Hotel in Houston, Texas at 10:00 a.m., on May 20, 1994, and at any adjournments or postponements thereof.

           THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT
     TO ITEM 5.

              THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                SEE REVERSE SIDE

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2, 3 AND 4.

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

1. ELECTION OF DIRECTORS (check one box only):
   Nominees: Henry O. Boswell, William R. Esler, and Charles P. Siess, Jr.

                    FOR  / /    WITHHELD  / /

               / /  ________________________________________
                     FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. Adoption of the 1994 long-Term Incentive Plan and approval of the performance criteria adopted thereunder.

                    FOR  / /    AGAINST  / /     ABSTAIN / /

3. Adoption of the 1994 Nonemployee Director Stock Option Plan.

                    FOR  / /    AGAINST  / /     ABSTAIN  / /

4. Ratification of the appointment of Coopers & Lybrand as the Company's independent certified public accountants.

                    FOR  / /    AGAINST  / /     ABSTAIN  / /

5. Such other business as may properly come before the meeting or any adjournment or postponement thereof.


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  / /

                              Signature: ______________________ Date: _________

                              Signature: ______________________ Date: _________

                              Please date this proxy and sign your name exactly as it appears herein. In the case of one or more joint owners, each joint owner should sign. If signing as executor, trustee, guardian, attorney, or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.